Exhibit 10.8

ADDENDUM NO. 1

(the “Addendum”)

to Agreement dated 28th December 2004 (the “Agreement”)

between

International Container Ships K/S And Magnus Carriers Corporation

Dated 11, May 2005

1.	Unless otherwise expressly stated, words and expressions defined in the Agreement shall have the same meanings when used herein;

2.	The Agreement shall be amended as follows:

a)	“The IPO shall be regarded as successful if, within a period ending 21 July 2005, shares equivalent in value to a minimum of USD 140 million are subscribed to in the IPO”.

b)	The wording of Clause 3 in the Agreement shall be replaced by the following wording:

3.	“If the IPO is successful (according to preamble D and E, as amended by clause 2a) of this Addendum), then Optionees shall have an obligation to purchase en bloc the Vessels from the Owners on the times and at the prices and terms and conditions of this Agreement (save that if the IPO-notice, as hereinafter defined, is served on Owners later than the 21st of July 2005, then the delivery of the Vessels may be postponed until the date falling 14 days after the IPO notice is served on Owners) provided that the notice of delivery required by Clause 4 is also served by Optionees on the day that the IPO notice is served on Owners.”

c)	The wording of Clause 4, 1st paragraph in the Agreement shall be replaced by the following wording:

4.	“Optionees shall have the option (or obligation as the case may be) to purchase the Vessels for delivery at any time between the 21st of February 2005 and 21st of July 2005 (or such other date as follows from this Option Agreement), by giving Owners minimum 14 days notice in writing and the en bloc price for the Vessels shall be determined by the time of delivery. Basis delivery on the 21st of February 2005, the en bloc price is USD 72,360,000 and for every day after 21st of February 2005 that delivery is delayed until the 21st of July 2005, the en bloc price shall be reduced by USD 12,900 (USD 6,450 per Vessel), The Vessels may be delivered separately, in which case the prices will be calculated on a pro rata basis in accordance with this formula.”

3.	All other Terms of the Agreement shall remain in full force and effect, save as amended by this Addendum.

Signed on the date first above written

INTERNATIONAL CONTAINER SHIPS K/S

Name:
Title:

MAGNUS CARRIERS CORPORATION

Name:	G. Petridis
Title:	P. O. A.

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